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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): July 8, 1998
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                The American Materials & Technologies Corporation
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             (Exact name of registrant as specified in its charter)

       Delaware                             001-11835          33-0659916
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 (State or other jurisdiction              (Commission       (IRS Employer
 of incorporation or organization)         File Number)      Identification No.)


                     5915 Rodeo Road, Los Angeles, CA 90016
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (310) 841-5200
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                               Page 1 of 5 Pages
                         Exhibit Index Located on Page 5

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ITEM 5.  OTHER EVENTS.

     The American Materials & Technologies Corporation, a Delaware corporation ("AMT"), and Cytec Industries Inc., a Delaware corporation ("Cytec"), have entered into an Agreement and Plan of Merger dated as of July 8, 1998 (the "Merger Agreement"). The Merger Agreement provides for the merger of AMT with and into CAM Acquisition Corp., a wholly -owned subsidiary of Cytec (the "Merger"). In the Merger, each share of common stock, par value $0.01 per share, of AMT that is issued and outstanding prior to the effective time of the Merger shall be converted into a number of a shares of common stock, $.01 par value per share, of Cytec ("CYTEC COMMON STOCK") determined by dividing (i) $6.00 by (ii) the average closing price of the Cytec Common Stock for the twenty trading days immediately preceding the Closing Date as reported on the New York Stock Exchange Composite Transaction Tape and rounding to the nearest ten-thousandth of a share. The Merger is subject to regulatory approval, approval by the stockholders of AMT and various other conditions including the completion of regulatory approvals. The Merger is expected to be completed by October 1998.

     Attached and incorporated herein by reference is Exhibit 99.1, a copy of a press release of AMT and Cytec announcing the execution of the Merger Agreement.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


          (a)  Financial Statements of Business Acquired.

                    Not Applicable

          (b)  Pro Forma Financial Information.

                    Not Applicable

          (c)  Exhibits.


Exhibit Number                      Description
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    99.1            Press release of Cytec Industries Inc. and The American
                    Materials and Technologies Corporation, dated July 9, 1998.



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                                   Signatures
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        THE AMERICAN MATERIALS &
                                        TECHNOLOGIES CORPORATION



                                        /s/ Paul W. Pendorf
                                        ----------------------------------------
Date: July 9, 1998                      Paul W. Pendorf
------------------                      President and Chief Executive Officer




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